UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 6, 2006

                              CENTER BANCORP, INC.

             (Exact Name of Registrant as Specified in its Charter)


     New Jersey                         2-81353                 52-1273725
----------------------------     ------------------------      -------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
  of Incorporation)                                          Identification No.)

      2455 Morris Avenue, Union, New Jersey                             07083
      -------------------------------------                             -----
     (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

      On February 6, 2006, Union Center National Bank (the "Bank") and Center Bancorp Inc. (the "Corporation") entered into a change in control agreement with Charles E. Nunn, Jr. Mr. Nunn is a Senior Vice President of the Bank and a Vice President of the Corporation. The change in control agreement is effective as of January 3, 2006.

      The change in control agreement is for an initial term commencing on January 3, 2006 and ending on January 2, 2009, subject to renewal provisions that, in effect, assure Mr. Nunn of at least twelve months' notice of termination of the agreement. The change in control agreement automatically terminates if his employment by the Bank and/or the Company is terminated prior to a Change in Control Event (as defined herein).

      Mr. Nunn has the right under the change in control agreement to resign with "Good Reason," which is defined in the agreement to mean a resignation by Mr. Nunn within 180 days after the occurrence of a Change in Control Event which, in turn is defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors of the Corporation such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the change in control agreement provides that Mr. Nunn will be entitled to: (a) a lump sum severance payment equal to three (3) times the sum of (1) his annual base salary as in effect immediately prior to the termination, (2) the largest annual cash bonus he received by the Bank and/or the Corporation in the two years preceding the termination, (3) the amount recorded on his W-2 (for the calendar year preceding the calendar year in which the termination occurs) that is attributable to fringe benefits provided to him by the Bank and/or the Corporation, (4) the annual premium of his long-term care policy as in effect immediately preceding the termination (to the extent such amount is not recorded on his W-2 as attributable to fringe benefits), and (5) the maximum matching contribution that could have been made under the Bank's 401(k) plan if he had remained employed by the Bank and the Company for an additional year following the date of termination; (b) subsidized COBRA coverage for 18 months; and (c) acceleration of all unvested stock options. The severance payment and subsidized COBRA coverage are conditioned upon Mr. Nunn's execution, delivery and non-revocation of a general release in favor of the Corporation, the Bank and related parties. Mr. Nunn would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without "Cause" upon, or within twelve months following, a Change in Control Event.

      Mr. Nunn's change in control agreement contains a "gross up" provision which provides for additional compensation in the event that any benefits payable to him pursuant to that agreement are subject to certain excise taxes imposed by the Internal Revenue Code.


            A copy of Mr. Nunn's change in control agreement is being filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

      (d) Exhibits

      Exhibit 10.1 - Change in Control Agreement among Center Bancorp, Union Center National Bank and Charles E. Nunn, Jr. dated February 6, 2006.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CENTER BANCORP, INC.

                                        By: /s/ John J. Davis

                                        Name:  John J. Davis
                                        Title: President and Chief Executive
                                               Officer

Dated:  February 8, 2006


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                                  EXHIBIT INDEX

      Exhibit 10.1 - Change in Control Agreement among Center Bancorp, Union Center National Bank and Charles E. Nunn, Jr. dated February 6, 2006